Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of QNB Corp. (the “Company”) of our report dated March 16, 2026, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Baker Tilly US, LLP

Allentown, Pennsylvania August 7, 2026